UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORWEGIAN CRUISE LINE HOLDINGS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transactions applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

NORWEGIAN CRUISE LINE HOLDINGS LTD.

First Quarter 2021 Earnings Call Excerpt

May 6, 2021

The following is an excerpt of a portion of Norwegian Cruise Line Holdings Ltd.’s first quarter 2021 earnings call on May 6, 2021.

EXCERPT

Andrea DeMarco, Senior Vice President Investor Relations, Corporate Communications & ESG: Before we go, we’d like to remind everyone that our annual general meeting is coming up on May 20th. This year, we have a number of very important proposals on the ballot including an increase in our authorized share capital. We are extremely appreciative of the support we’ve received from our shareholders during this extraordinary time, and we are asking for our shareholders’ continued support. Please vote and support our Board’s recommendations for our annual general meeting proposals so that we have the flexibility to continue to respond to the unprecedented challenges of the pandemic.